UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

J.P. Morgan Exchange-Traded Fund Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

J.P. Morgan Exchange-Traded Fund Trust 277 Park Avenue, New York, NY 10172

NOTICE OF MEETING ADJOURNMENT

August 22, 2019

Dear Valued Shareholder,

We apologize for contacting you once again. Today, we adjourned the scheduled special meeting of shareholders of your Fund(s) to allow shareholders who have yet to cast their proxy vote with additional time to do so. Our records indicate that we have yet to receive your important proxy voting instructions.

Please help us to avoid the additional expense of additional communications by taking just a moment to cast your proxy vote now. We’ve set up several voting methods. The adjourned special meeting is scheduled for Tuesday, September 17, 2019.

Thank you in advance for your assistance with this important matter.

Sincerely,

Joanna Gallegos

President, J.P. Morgan Exchange-Traded Fund Trust

How do I vote? There are three convenient methods for casting your important proxy vote:

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the three voting methods listed above to ensure that your vote is recorded by, or before, September 17, 2019.

The purpose of the Meeting is to ask shareholders of the Funds to vote to approve a new management agreement with J.P. Morgan Investment Management Inc., the Funds’ investment adviser (“JPMIM”), which will implement a unitary fee structure. If approved, this proposal will NOT result in an increase in a Fund’s current net expense ratio or change the level of services provided by JPMIM. This change is intended to benefit shareholders by eliminating the downside risk that Fund fees might increase during periods when Fund expenses increase or when Fund assets decline (making such expenses a larger percentage of Fund assets), particularly if current expense caps were changed or allowed to expire in the future. The Board of Trustees of the J.P. Morgan Exchange-Traded Fund Trust recommends that you vote “FOR” the proposal.

Details of the special meeting are described in the proxy statement that has been sent to all shareholders. If you have any proxy related questions, please call 1-800-848-3374 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

OBO

J.P. Morgan Exchange-Traded Fund Trust 277 Park Avenue, New York, NY 10172

NOTICE OF MEETING ADJOURNMENT

August 22, 2019

Dear Valued Shareholder,

We apologize for contacting you once again. Today, we adjourned the scheduled special meeting of shareholders of your Fund(s) to allow shareholders who have yet to cast their proxy vote with additional time to do so. Our records indicate that we have yet to receive your important proxy voting instructions.

Please help us to avoid the additional expense of additional communications by taking just a moment to cast your proxy vote now. We’ve set up several voting methods. The adjourned special meeting is scheduled for Tuesday, September 17, 2019.

Thank you in advance for your assistance with this important matter.

Sincerely,

Joanna Gallegos

President, J.P. Morgan Exchange-Traded Fund Trust

How do I vote? There are four convenient methods for casting your important proxy vote:

1.

Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-848-3374. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded by, or before, September 17, 2019.

The purpose of the Meeting is to ask shareholders of the Funds to vote to approve a new management agreement with J.P. Morgan Investment Management Inc., the Funds’ investment adviser (“JPMIM”), which will implement a unitary fee structure. If approved, this proposal will NOT result in an increase in a Fund’s current net expense ratio or change the level of services provided by JPMIM. This change is intended to benefit shareholders by eliminating the downside risk that Fund fees might increase during periods when Fund expenses increase or when Fund assets decline (making such expenses a larger percentage of Fund assets), particularly if current expense caps were changed or allowed to expire in the future. The Board of Trustees of the J.P. Morgan Exchange-Traded Fund Trust recommends that you vote “FOR” the proposal.

Details of the special meeting are described in the proxy statement that has been sent to all shareholders. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-848-3374 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

NOBO